EXHIBIT 10-73
LTIP Amendment
Change in FMV Calculation
          WHEREAS, on April 27, 2006, the shareholders of this Company approved the DTE Energy Company 2006 Long-Term Incentive Plan (“LTIP”); and
          WHEREAS, Article 14.01 of the LTIP gives this Board authority to amend the LTIP when the amendment is non-material; and
          WHEREAS, Article 2.13 of the LTIP defines “Fair Market Value” as follows:
Fair Market Value means, on the specified date, the average of the highest and lowest sales prices of Common Stock during normal business hours on the New York Stock Exchange, as reported by a source selected by the Committee. If, on the specified date, no share of Common Stock is traded, then Fair Market Value is determined as of the next preceding day that Common Stock was traded; and
          WHEREAS, the Organization and Compensation Committee of this Company has recommended to this Board that the definition of “Fair Market Value” be amended as follows:
Fair Market Value means, on the specified date, the closing price of Common Stock on the New York Stock Exchange, as reported by a source selected by the Committee. If on the specified date, no share of Common Stock is traded, then Fair Market Value is determined as of the next preceding day that Common Stock was traded; and
          WHEREAS, under the Corporate Governance Standards of the New York Stock Exchange Listed Company Manual, this amendment to the LTIP would not be considered a material change that requires shareholder approval.
          NOW, THEREFORE, BE IT
          RESOLVED, that Article 2.13 of the LTIP be, and it hereby is, amended, effectively immediately, to define “Fair Market Value” as follows:
Fair Market Value means, on the specified date, the closing price of Common Stock on the New York Stock Exchange, as reported by a source selected by the Committee. If on the specified date, no share of Common Stock is traded, then Fair Market Value is determined as of the next preceding day that Common Stock was traded; and
DTE Energy Company
Meeting of the Board of Directors
February 8, 2007

          RESOLVED, that the Chairman and Chief Executive Officer, the President and the Vice President — Human Resources (“Named Officers”) of this Company be, and they hereby are, authorized to execute and deliver all such documents that may be necessary or advisable to carry into effect the purpose and intent of these resolutions, and such Named Officers are further authorized to perform any and all such acts as such officers deem appropriate to carry into effect the purpose and intent of these resolutions.
DTE Energy Company
Meeting of the Board of Directors
February 8, 2007